Exhibit 10.10

SECURITIES PURCHASE AGREEMENT

SECURITIES PURCHASE AGREEMENT (this “Agreement”) made as of this        day of October, 2007 by and among Stone Tan China Acquisition Corp. (the “Company”), Morgan Joseph & Co. Inc. (“Morgan Joseph”) and the undersigned (collectively, the “Purchasers”).

WHEREAS, the Company is undertaking an initial public offering of its securities (the “IPO”) through Morgan Joseph, as managing underwriter; and

WHEREAS, the parties hereto desire to set forth the terms upon which the Purchasers will purchase the Company’s securities following completion of the IPO.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

1.             Open Market Purchases. The Purchasers hereby agree to place limit orders to purchase up to an aggregate of $10,000,000 of the Company’s common stock in the open market commencing ten (10) business days after the Company files a Current Report on Form 8-K announcing the execution of a definitive agreement for a Business Combination and ending on the business day immediately preceding the date of the meeting of stockholders at which a Business Combination is to be approved. The undersigned acknowledges such purchases will be made in accordance with Rules 10b-18 and 10b5-1 under the Securities Exchange Act of 1934, as amended, at a price of not more than the per share amount held in the trust account established in connection with the IPO (less taxes payable) as reported in such 8-K and will be made by a broker-dealer mutually agreed upon by the undersigned and Morgan Joseph in such amounts and at such times as such broker-dealer may determine, in its sole discretion, so long as the purchase price does not exceed the above-referenced per share purchase price.  As used in this Agreement, a “Business Combination” shall mean an acquisition by merger, capital stock exchange, asset or stock acquisition, reorganization or control through contractual arrangements or otherwise, of one or more operating businesses in People’s Republic of China selected by the Company.

2.             Private Placement Purchases. To the extent that the aggregate amount of purchases pursuant to Section 1 of this Agreement is less than $10,000,000, the undersigned agrees to purchase from the Company, and the Company agrees to sell to the undersigned, a number of units identical to the units offered in the IPO at a price of $8.00 per unit in a private placement to be completed immediately prior to the consummation of the Business Combination until it has purchased, together with the above-referenced open market purchases of common stock, an aggregate of $10,000,000 of the Company’s securities.  The warrants included in any such units will be exercisable on a cashless basis so long as they are held by the Purchasers or their respective affiliates.

3.             Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company and Morgan Joseph that:

3.1           The execution and delivery by the Purchasers of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchasers do not conflict with or result in a breach of the terms, conditions or provisions of any other agreement, instrument, order, judgment or decree to which the Purchasers are subject.

3.2           The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act.

3.3           Any securities to be acquired pursuant to Section 2 of this Agreement will be acquired for the Purchaser’s own account, only for investment purposes and not with a view to, or for resale in connection with, any distribution or public offering thereof within the meaning of the Securities Act.

3.4           The Purchaser has the full right, power and authority to enter into this Agreement and this Agreement is a valid and legally binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

4.             Registration Rights. The Purchasers shall have registration rights covering any securities purchased pursuant to Section 2 of this Agreement as provided in the Registration Rights Agreement, dated as of                , 2007, by and among the Company and the investors listed on the signature page thereto.

5.             Joint and Several Obligations.  The Purchasers obligations under Sections 1 and 2 of this Agreement shall be joint and several.

6.             Waiver of Claims Against Trust Account. The Purchaser hereby waives any and all right, title, interest or claim of any kind in or to any distributions from the Trust Account with respect to any shares of common stock acquired by the Purchaser in connection with the exercise of the Placement Warrants purchased hereby pursuant to this Agreement (“Claim”) and hereby waives any Claim the undersigned may have in the future as a result of, or arising out of, any contracts or agreements with the Company and will not seek recourse against the Trust Account for any reason whatsoever.

7.             Counterparts; Facsimile. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same instrument. This Agreement or any counterpart may be executed via facsimile transmission, and any such executed facsimile copy shall be treated as an original.

8.             Governing Law. This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York. Each of the parties hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. Each of the parties hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the        day of October, 2007.

STONE TAN CHINA ACQUISITION CORP.

By:
Richard Tan, President and
Chief Executive Officer

PURCHASERS:

SPAC TRUST

By:
Richard Tan, Trustee

Roger W. Stone